Exhibit 23.1

Ernst & Young Ltd. Caves Corporate Centre West Bay Street & Blake Road Nassau N-3231 The Bahamas	Tel: +242 502 6000 Fax: +242 502 6095 ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated 20 April 2021, with respect to the financial statements of Star Mountain Credit Opportunities Fund, LP for the year ended 31 December 2020 in the Registration Statement (Form 10 – File No. 000-56259) of Star Mountain Credit Opportunities Fund, LP.

Nassau, Bahamas
7 May 2021

A member firm of Ernst & Young Global Limited